UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2006
Lexington Precision Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-3252	22-1830121

(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, NY	10022

(Address of principal executive offices)	(Zip Code)
(212) 319-4657

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
          Item 3.02 Unregistered Sales of Equity Securities.
     On January 26, 2006, Lexington Precision Corporation (the “Company”) granted 50,000 restricted shares of its common stock, $0.25 par value per share (the “Shares”), to Michael D. Berry, operations manager of the Company’s Connector Seals Division at $0.79 per share. The Shares were granted under a Restricted Stock Award Agreement entered into as of January 27, 2006, pursuant to the Company’s 2005 Stock Award Plan.
     The Company does not consider the grants “sales” under Section 5 of the Securities Act of 1933, as amended and the Shares are therefore not required to be registered under the Securities Act. The Shares will bear a legend indicating that the Shares are “restricted stock.”
     Immediately after the grant, the Company had 4,981,767 shares of its common stock outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXINGTON PRECISION CORPORATION
(Registrant)
Date: January 31, 2006	By:	/s/Dennis J. Welhouse
		Name:	Dennis J. Welhouse
		Title:	Senior Vice President & CFO